                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 7, 1996, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., IDS Life Insurance Company of New York and American Express Financial Advisors Inc., (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedules A and B of the Agreement to address the addition of separate accounts and/or contracts and a logo change;

     NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

     Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: January 1, 2003.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


                                        IDS LIFE INSURANCE COMPANY OF NEW YORK


Attest: /s/ Mary Ellyn Minenko          By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: Mary Ellyn Minenko                Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President, Annuities

(SEAL)

                                        AMERICAN EXPRESS FINANCIAL
                                        ADVISORS INC.


Attest: /s/ C. Nikol Davies             By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: C. Nikol Davies                   Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President, General Manager
                                               Annuities

(SEAL)

                                   SCHEDULE A

       FUNDS AVAILABLE UNDER                    SEPARATE ACCOUNTS                    CONTRACTS FUNDED BY THE
           THE CONTRACTS                        UTILIZING SOME OR                       SEPARATE ACCOUNTS
                                                ALL OF THE FUNDS
       ---------------------                    -----------------                    -----------------------
         (Series I shares)

AIM V.I. Capital Appreciation Fund   IDS Life of New York Variable Annuity    -    Flexible Premium Deferred
AIM V.I. Capital Development Fund    Account (formerly IDS Life of New York        Variable Annuity Contract Form
AIM V.I. Growth and Income Fund      Flexible Portfolio Annuity Account)           Nos. 31036, 31037, 31038-IRA,
                                                                                   31039-SEP, 31053, 31054,
                                     IDS Life of New York Account 8                31055-SEP, 31056-IRA
                                                                              -    Flexible Premium Variable Life
                                                                                   Insurance Policy Form Nos. 39060
                                                                                   and 39061
                                                                              -    Flexible Premium Survivorship
                                                                                   Variable Life Insurance Policy
                                                                                   Form Nos. 39090 and 39090C
        (Series II shares)

AIM V.I. Capital Appreciation Fund   IDS Life of New York Variable Annuity    -    Flexible Premium Deferred
AIM V.I. Capital Development Fund    Account (formerly IDS Life of New York        Variable Annuity Contract Form
                                     Flexible Portfolio Annuity Account)           Nos. 31036, 31037, 31038-IRA,
                                                                                   31039-SEP, 31053, 31054,
                                                                                   31055-SEP, 31056-IRA, 139035,
                                                                                   139036, 139037 and 139038

                                   SCHEDULE B

                             LOGO COLORS

(AIM INVESTMENTS(SM) LOGO)   One Color - both the box and the word Investments
                             print black with a white Chevron and White AIM inside the box.

(AIM INVESTMENTS(SM) LOGO)   Two Colors - in printed versions of the logo, the
                             preferred usage is always two color reproduction.
                             The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing
                             Black.

                             Four Color Process - the box prints Cyan 100% Magenta 0%, Yellow 100%, Black 20% to simulate PMS 356 Green. The word Investments prints solid black.